UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Filed by the registrant	☒

Filed by a party other than the registrant	☐

Check the appropriate box:

☒     Preliminary Information Statement

☐     Confidential,  for  use  of  the  Commission  (only as permitted by Rule 14c-5(d)(2))

☐     Definitive Information Statement

EMERGING MEDIA HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Delivery of Documents to Security Holders Sharing an Address

We will only one copy of this information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.   The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the information statement to security holder at a shared address to which a single copy of the documents were delivered and provide instructions as to how a security holder can notify the registrant that the security holder wishes to receive a separate copy of an annual report to security holders, information statement, or Notice of Internet Availability of Proxy Materials, as applicable.

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐     Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with Preliminary materials.

☐
Check box if any part of the fee is offset as  provided by Exchange  Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid  previously.  Identify the  previous  filing  by  registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.

(3)     Filing Party:

(4)     Date Filed:

PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION DATED MARCH 11, 2011

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934, as amended

EMERGING MEDIA HOLDINGS, INC.

1809 E. Broadway St., Ste. 175
Oviedo, FL 32765
Fax-(509) 891-8382

INFORMATION STATEMENT
AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Emerging Media Shareholder:

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Articles of Incorporation (1) to increase the authorized number of shares of common stock from 100,000,000 shares, par value $.001 per share, to 500,000,000 shares, par value $.001 per share; and (2) to authorize a new class of 50,000,000 shares of preferred stock, par value $.001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. The Company currently has no commitments or plans for the issuance of any shares of Common Stock or Preferred Stock, except that on February 10, 2011, the Company entered into an Exchange Agreement (the "Exchange Agreement") with Men's Medical Corporation ("MMC").  The Company issued to the shareholders of MMC, Saddleworth Ventures, LLC, a Company owned by Chris Smith, President, CEO and director of Emerging Medial Holdings, Inc., a certificate representing 1,000 Series A Preferred shares of a class of Preferred Stock to be authorized, convertible into 25,000,000 shares of Common Stock in exchange for 1,500 MMC common shares representing all of the issued and outstanding MMC capital stock. The transaction was structured as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001 per share, on the record date as determined by our board of directors to be the close of business on February 12, 2011, in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common stock authorizing an amendment to our Articles of Incorporation (1) changing our corporate name to Men's Medical Corporation, (2) authorizing an increase in our capital stock, (3) authorizing a reverse stock split.

The shareholders holding shares representing 56.32% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors unanimously approved these actions on February 10, 2011 and recommended that the Articles of Incorporation be amended in order to effectuate the corporate name change, an increase in authorized common and preferred stock capital and implementing a reverse stock split on a Ten-for-One (10:1)basis of the issued and outstanding common stock effective ____________________, 2011.

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State.  The name change and increase in capital will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of the Definitive Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendments is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section  provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Our board of directors has fixed the close of business on February 12, 2011, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of February 12, 2010, there were 12,250,922 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about _________________, 2011, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Nevada, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide its shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 12,250,922 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.   Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Interest of Certain Persons In Or Opposed To Matters To Be Acted Upon

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since January 1, 2010, being the commencement of our last completed audited financial year;

2.	any proposed nominee for election as a director of our company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”.

Security Ownership of Certain Owners and Management

The following Table sets forth the Common Stock ownership information as of March 8, 2011, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person filing a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  Unless otherwise indicated, the business address of each person listed is the Company's address.  Ownership of common based on 12,250,922

Table 1.

Name of Beneficial Owner	Amount/Nature of Beneficial	Percent of Ownership Class

Saddleworth Ventures, LLC.(1)	1,000 Class A Preferred	100%
Men's Medical Corporation (2)	500,000	4.08%

(1) Chris Smith has voting and dispositive authority over the shares owned by Saddleworth Ventures, LLC. The voting authority of these shares are subject to the filing of amended articles of incorporation which include a certificate of designation.

(2) Chris Smith is the sole officer and director of Men's Medical Corporation, a  wholly owned subsidiary of the Company.

Table 2.

Shareholders Voting For the Corporate Actions

Name of Beneficial Owner	Amount/Nature of Beneficial Ownership	Percent of Class

Chiril Luchinsky	6,901,200	56.32%

Purpose and Effect of the Name Change

The Company's Board of Directors is taking action to change the corporate name from Emerging Media Holdings, Inc. to Men's Medical Corporation to reflect the name of its recently acquired subsidiary, Men's Medical Corporation.

Purpose and Effect of the Increase in Company Authorized Capital

The Company's Board of Directors is taking this action to increase its authorized common stock capital so that it has sufficient common and preferred capital for future equity financings.  The Company needs the flexibility of additional common and preferred capital stock.

We will be increasing our authorized capital to 500,000,000 common shares, par value $0.001 per share and authorizing 50,000,000 preferred shares, par value $0.001 per share.

Currently, we are authorized to issue one hundred million (100,000,000) shares of $0.001 par value common stock.

At February 10, 2011, there were 12,250,922 shares of common stock issued and outstanding held by approximately 110 shareholders of record.

Common Stock

All of the shares of Common Stock have equal voting rights and power without restriction in preference.

Voting Rights. Each stockholder, on each matter submitted to a vote at a meeting of stockholders, has one vote for each share registered in the stockholder’s name on the books of the Company. A quorum at any annual or special meeting of stockholders consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of the Company, entitled to vote at such meeting. The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum is presented, is sufficient to transact business.

Dividend rights. The Board of Directors may, from time to time, declare and the Company may pay dividends on its outstanding shares of Common Stock in cash, property, or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Company’s governing documents or applicable law. The Company has never paid, and has no plans to pay, any dividends on its shares of Common Stock.

Preemptive Rights. The stockholders of the Company do not have a preemptive right to acquire the Company’s unissued shares

Action by Majority Consent of Stockholders.   Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Right to Amend Bylaws. The Bylaws of the Company may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the stockholders. The Board of Directors has the power to make, alter, amend and repeal the Bylaws of the Company. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any stockholders’ meeting.

Anti-Takeover Provisions. As a Nevada corporation, the Company is subject to the Nevada Control Share Acquisition Statute (Nevada Revised Statutes Sections 78.378 to 78.3793). This statute could have the effect of delaying or preventing a change in control of the Company under certain circumstances.

Other. As a Nevada corporation, shares of the Company’s Common Stock are subject to all applicable provisions of Nevada law.

Reverse Split of Issued and Outstanding Common Stock

The Company's Board of Directors is taking action to effect a Ten-for-one (10:1) reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Prior Common").

Pursuant to the Reverse Split, each ten (10) shares of Prior Common Stock issued and outstanding would be reclassified as, and exchanged for, one (1) share of newly issued Common Stock ("New Common").

The Reverse Split will occur on _______________, 2011, (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-tenth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 10, and stockholders holding fewer than 10 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one (1) share of New Common in lieu of fractional shares of New Common.  The reverse split will reduce our issued and outstanding common stock from 12,250,922 to approximately 1,225,092 without factoring in rounding up for fractional shares.

After the reverse split we will have 500,000,000 authorized common shares and 50,000,000 authorized preferred shares.  The reverse split will not affect the preferred capital stock and will not reduce the number of common shares into which the preferred stock may be converted in the future.

The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same voting rights and other rights as shares of the Prior Common have.  Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Purpose and Effect of the Reverse Stock Split

The intended purpose of the reverse split is to increase our share price as quoted on the OTC “Electronic Bulletin Board” market.

The Reverse Split will decrease the number of Prior Common shares outstanding and possibly increase the per share market price for the New Common stock.  Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks.  Additionally, the reverse stock split would reduce the number of shares of its New Common stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization. The Company will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels and the total number of issued and outstanding share are reduced. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that the Company will be able to complete any financing following the Reverse Split.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed reverse split will have on the market price of the Company's common stock.

Additionally, we anticipate the future issuance of common shares in connection with financing initiatives.  The future stock issues may have the effect of diluting and depressing our share price.

Form and Content of the Proposed Amendment to the Articles of Incorporation

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
EMERGING MEDIA HOLDINGS, INC.

The undersigned hereby executes the following Articles of Amendment to the Articles of Incorporation under the provisions of the laws of the State of Nevada pursuant to NRS 78.

The Articles of Incorporation are hereby amended as follows:

ARTICLE I - Name is hereby amended to read as follows:

The name of the corporation is MEN'S MEDICAL CORPORATION.

ARTICLE IV - Authorized Capital Stock is hereby amended to read as follows:

The authorized capital stock of the corporation will consist of two (2) classes of stock, designated as Common Stock and Preferred Stock.

Common Stock:

The total number of shares of Common Stock that the corporation will have authority to issue is Five Hundred Million (500,000,000) shares. The shares will have par value of $0.001 per share.  All of the Common Stock authorized herein will have equal voting rights and powers without restrictions in preference.

Reverse Split of Issued and Outstanding Common Stock

Effective __________________, 2011, each ten (10) shares of the issued and outstanding Common Stock of the Corporation ("Prior Common") will be reverse split into one (1) share of Common Stock of the Corporation ("New Common"). This reverse split will affect only issued and outstanding common shares.  Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split will receive a full share of Common Stock.

Preferred Stock:

The total number of shares of Preferred Stock that the corporation will have authority to issue is Fifty Million (50,000,000) shares.  The Preferred Stock will have no stated value and par value of $0.001 per share.  The Preferred Stock will be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion will have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

Series A Preferred Stock:

The Corporation is authorized to issue One Thousand (1,000) shares of Series A Preferred stock as follows:

A. Preferences on Liquidation

(1) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the corporation’s common stock, an amount equal to ten dollars ($10.00) per share. After setting apart or paying in full the preferential amounts due the holders of the Series A Preferred Stock, the remaining assets of the corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets.  If upon liquidation, dissolution, or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.  The merger or consolidation of the corporation into or with another corporation in which this corporation shall not survive and the shareholders of this corporation shall own less than 50 percent of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation as those terms as used in this paragraph A.

(2) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any shareholder’s meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A Preferred Stock initial written notice of the proposed action.  Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series A Preferred Stock upon consummation of the proposed action and the date of delivery thereof.  If any material change in the facts set forth in the initial notice shall occur, the corporation shall promptly give written notice to each holder of shares of series A Preferred Stock of such material change.

The corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series A Preferred Stock.

(3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation which will involve the distribution of assets other than cash, the corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A Preferred Stock and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the corporation’s outstanding Series A Preferred Stock).  The corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Series A Preferred Stock of the appraiser’s valuation.

B. Negative Covenants

The corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms or be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

C.  Conversion

Each share of the Class A Preferred Stock may be converted at any time after issuance into 25,000 shares of the Corporation’s Common Stock (“Conversion Shares”) by paying the par value of each common share to the Corporation.  The Conversion shall be subject to any reverse splits of the common stock but shall be given the benefit of any forward stock splits, stock dividends and other rights given to holders of the common stock of the Corporation.

D.  Voting Rights

Each share of the Class A Preferred Stock shall have the same voting rights as 25,000 shares of common stock at any and all meetings of the shareholders of the Corporation.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 56.32%.

Dated this _______ day of _________________, 2011.

___________________________
Chris Smith, President

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the names, positions and ages of our executive officers and directors, both as of as of December 31, 2010.

Name	Age	Title	Term

Chris Smith		President, CEO, CFO, Director	2/11-Pres.
Iurie Bordian	48	Chairman	10/06-Pres.
Renauld R. Williams	31	President	*
Oxana Boico	34	Director, Chief Acct Ofc	*
Viorel B. Sarebourne	36	Director	*
Radu Lazar	32	Director	*

Note: *Resigned on, or before February 12, 2011

Set forth below is a brief description of the background of each of our executive officers and directors, based on the information provided to us by them.

Chris Smith, President, CEO, CFO, Director since his appointment on February 11, 2011.  Mr. Smith has served as the President of Men’s Medical Corporation, Inc. since August 6, 2010, inception. He has also been the Managing Member of Saddleworth Ventures LLC, a financial consulting firm, since March 30, 2006.  He graduated from Flagler College with a Bachelor of Arts degree in 1995 majoring in business and economics.  From 2005 until the formation of Saddleworth Ventures LLC, Mr. Smith worked as an independent financial consultant on various projects in the medical field.

Iurie Bordian, Chairman since October 2006, in February of 2011 resigned as CEO and CFO and currently holds the position of CEO of Cabavarum SRL.
From 2002 to 2003 he co-founded MILLAGRO SRL in Moldova and serves as CEO and Director General. In 2002, he was Director General of MA-VEST SRL, in Moldova. From 1998 to 2000 he was CFO of MA-VEST SRL, Moldova. From 1994-1998 he was Chief Legal Counsel of "MA-VEST" SRL. From 1992-1994 he worked in the State Control Department of the Republic of Moldova as Chief of its District Branch in the District of Soroca. From 1990-1992 he was legal counselor the City Council in the District of Soroca From 1988-1990 he worked as investigator (Economic and Financial offences) for the Ministry of Internal Affairs of the Republic of Moldova. From 1985-1990 he served as Chief Investigator at the Public Prosecutor's Office of the Republic of Moldova. From 1983 to 1985 he worked as Legal Counselor at the Soroca District Trade Association. Mr. Bordian's education includes the State University of Moldova and the University of Cluj-Napoca, Romania. He has a degree in Financial Law. He is fluent in Romanian, Russian, and French and has working knowledge of English. Address: 21,Viilor 9/4 str. Soroca, Republic of Moldova, MD-2000

Renauld R. Williams, President since January 17, 2008.
From 2000 to present Mr. Williams is also President and Co-Founder of Full on Productions Inc. and managing member of Federal Media Alliance LLC. From 1998 to 2000, Mr. Williams was a producer with Comcast Cable Advertising. Mr. Williams is also member of the American Advertising Federation (AAF), Orlando Advertising Federation (OAF), Orlando Chamber of Commerce and Orlando Convention and Visitors Bureau (OCVB).

Vivorel B. Sareboune, Director
He received Bachelor of Arts and Master of Arts degrees in 1994 and 1997, respectively, from Moldova State University, Moldova, specializing in arts and civil and international law. He received a Master of Business Administration in 2001, and a Master of Science in Accounting in 2005, from the University of Central Florida, Orlando, Florida. Since December 2007, Mr. Sareboune has been the Vice President Finance and New Business Development for Life Extension Nutrition Center, Maitland, Florida. From November 2005 to November 2007, Mr. Sareboune was employed as a tax associate for CNL Hotel and Resorts Inc., Orlando, Florida, and also from November 2005 to June 2006, he was a business and financial planning consultant with EDIS Secure LLLP, Orlando, Florida. From September 2003 to October 2005, Mr. Sareboune was the corporate accountant for CNLR (NNN) and CNL Hospitality Corp., Orlando, Florida.

Mr. Radu Lazar, Director.
He received a B.S. degree in International Economic Relations from the Academy of Economic Studies, Chisinau, Moldova, in 1999. From September 2007 to the present, he has been a project manager with Endava, an information technology consulting company in Chisinau, Moldova. From 1998 to September 2007, Mr. Lazar was with CNFA, Chisinau, Moldova, for the last two years of which he was a grant administrator for U.S. Agency for International Development funds for private enterprise investments in Moldova, as part of the agency's agribusiness development project. Prior to September 2005, Mr. Lazar was an agribusiness enterprise development coordinator, an agribusiness program assistant and a property management/logistics specialist with CNFA.

Oxana Boico, Chief Accounting Officer
On July 5, 2007 the Board of Directors appointed Ms. Oxana Boico as a new Board Member and the Chief Accounting Officer of the Company.  Since February 2005, Ms. Boico was a comptroller of the Company and reported directly to Iurie Bordian, our CEO and CFO.  Oxana graduated with a Masters degrees from Private University of Human Knowledge of Moldovain 1997. She has degrees in Finance, Accounting and Management. Ms. Boico has an extensive background in U.S.GAAP and prior audit experience with public and private companies.

To the Company's knowledge, no director, director nominee, officer or affiliate of the Company, owner of record or beneficially of more than five percent of any class of our voting securities has, to our knowledge, during the last five years: (1) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors); or (2) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, U.S. federal or state securities laws or finding any violations with respect to such laws.

Corporate Governance

Directors are elected at the annual stockholder meeting or appointed by our Board of Directors and serve for one year or until their successors are elected and qualified. When a new director is appointed to fill a vacancy created by an increase in the number of directors, that director holds office until the next election of one or more directors by stockholders.  Officers are appointed by our Board of Directors and their terms of office are at the discretion of our Board of Directors.

Our Board of Directors has determined that Vivorel B. Sareboune and Radu Lazar are independent as defined by the NYSE Rules.

Committees of our Board of Directors

Audit Committee. Our Board of Directors has established an Audit Committee. During the year ended 2010, the members were Vivorel B. Sareboune and Radu Lazar. Each member of the Audit Committee had been determined to be independent under the standards for independence for audit committee members established by the NYSE. In addition, the Board of Directors had determined that each member of the Committee is financially literate and that Viorel Saraboune qualified as an “audit committee financial expert” under the definition promulgated by the SEC. The Audit Committee reviews our accounting, auditing, financial reporting, and internal control functions and selects our independent auditors. The Audit Committee will operate under a written charter, which is under review at this time.

The audit committee’s primary responsibility is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and systems of internal control, to evaluate the independence and performance of the Corporation’s independent registered public accounting firm, Madsen & Associates, CPA’s Inc. (“Madsen”), and internal audit functions and to encourage private communication between the audit committee and Madsen and the internal auditors.

The audit committee met on March 30, 2010. In discharging its responsibility, initially the audit committee reviewed and discussed the audited financial statements for fiscal year 2009 with management and Madsen, including the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees.

In addition, the audit committee received the written disclosures and the letter from Madsen required by applicable requirements of the Public Company Accounting Oversight Board regarding Madsen’s communications with the audit committee concerning independence. The audit committee further discussed with Madsen the issue of its independence from the Company, and made a determination to recommend to our Board of Directors to include of the audited consolidated financial statements in this Annual Report on Form 10-K for the year ended December 31, 2009.

The audit committee also will negotiate the hiring of Madsen for the 2010 audit and pre-approve all fees which SEC rules require the committee to approve to ensure that the work to be performed will be permissible under applicable standards and would not impair Madsen’s independence.

Other Committees. The Board does not have standing compensation or nominating committees. The Board does not believe a compensation or nominating committee is necessary based on the size of the Company, the current levels of compensation to corporate officers and the beneficial ownership by Chiril Luchinsky. The Board will consider establishing compensation and nominating committees at the appropriate time.

The entire Board of Directors participates in the consideration of compensation issues and of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In particular, weight is given to experience relevant to the Company’s operations in the Republic of Moldova and familiarity with international business issues.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Stockholder Communications

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this Information Statement. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company, at 1809 East Broadway Street, Suite 175, Oviedo, Florida 32765 (Attention: Secretary). Director nominations submitted by a stockholder will be considered by the full Board. Each communication should clearly specify the name of the individual director or group of directors to whom the communication is addressed. Communications sent by email will be delivered directly to the Corporate Secretary, who will promptly forward such communications to the specified director addressees. Communications sent by mail will be promptly forwarded by the Corporate Secretary to the specified director addressee or, if such communication is addressed to the full Board of Directors, to the Chairman of the Board, who will promptly forward such communication to the full Board of Directors. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a more formal process is necessary. However, the Board will consider, from time to time, whether adoption of a more formal process for such stockholder communications has become necessary or appropriate.

In general, advance notice of nominations of persons for election to our Board or the proposal of business to be considered by the shareholders must be given to our Secretary no earlier than the October 1 or later than December 1 preceding the next year's annual meeting, which would be scheduled in the month or May or June.

A shareholder's notice of nomination should set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of our common stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at our annual meeting to bring such business before the meeting.

Other Information about our Board of Directors

During 2009, our Board of Directors did not meet. All directors attended all of the meetings of the Board and committees of the Board on which they served.

We do not have a formal policy on attendance at meetings of our shareholders; however, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our director, executive officer and persons who beneficially own more than ten percent of our outstanding common stock to file reports with the SEC regarding initial statement of ownership, statement of changes of ownership and, where applicable, annual statement of ownership of our common stock.  Such persons are required by SEC regulations to furnish us with copies of all such statements they file.

Our directors Vivorel B. Sareboune and Radu Lazar, appointed to our Board of Directors on May 28, 2008, were required to file Form 3 Initial Statements of Beneficial Ownership within 10 days of their appointment, which forms have not yet been filed.  Oxana Boico, our Chief Accounting Officer, was appointed to this office on July 5, 2007 and was required to file a Form 3 within 10 days of her appointment, which form has not yet been filed. Renauld R. Williams was appointed as our President on January 17, 2008, and was required to file a Form 3 Initial Statement of Beneficial Ownership within 10 days of his appointment, which form has not yet been filed.

Code of Ethics

We have adopted a Code of Ethics and Conduct within the meaning of Item 406(b) of Regulation S-B of the Exchange Act. A copy of this Code may be obtained by requesting a copy in writing to the Company’s Secretary at 1809 East Broadway Street, Suite 175, Oviedo, Florida 32765. This Code applies to our directors and executive officers, such as our principal executive officer, principal financial officer, controller, and persons performing similar functions for us.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during fiscal 2007, 2008 and 2009 by our Chief Executive Officer and any executive officer who received annual compensation in salary and bonus combined in excess of $100,000 during those years. Each person below is referred to as a named executive officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compen- Sation (i)	Total ($) (j)
Iurie Bordian, Chief Executive Officer (1)	2007	-0-							-0-
	2008	-0-							-0-
	2009	$33,000							$33,000

(1) Mr. Bordian became Chief Executive Officer on October 16, 2006.

(2) Compensation was paid in Moldovan leí, the official currency of Moldova, and the amount set forth in this table is the equivalent in U.S. dollars.

Outstanding Equity Awards at Fiscal Year-End Table.    None.

Employment Agreements with Executive Officers

The Company not entered into any employment agreement with any officer or director.

Director Compensation

Directors do not receive compensation for their services.

Stock Option Plans.    None.

Contact Information

Emerging Media Holdings, Inc. has its principal executive offices located at 1809 East Broadway St., Suite 175, Ovieda, FL 32765.  The corporate telephone number is (407) 921-7032.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of
Date: March 11, 2011	Emerging Media Corporation

/s/ Chris Smith
By: Chris Smith
Director